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                                                                 Exhibit 23(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 and S-3 (No. 33-95562329) and in the Registration Statements on Forms S-8 (Nos.33-95602114 and 33-96583181) of Curtiss-Wright Corporation of our report dated March 12, 2003, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 12, 2003, relating to the financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 9, 2004